UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) announced today the appointment of Christopher Burleson, age 41, as Chief Commercial Officer, effective February 1, 2023. In this role, Mr. Burleson will lead the sales organization as well as partner with the operations department to streamline supply chain and cost reductions initiatives. He will also focus on strategic partnerships and growth opportunities.

From April 25, 2022 to January 31, 2023, Mr. Burleson served as Chief Commercial Officer of Kin Social Tonics. From March 19, 2018 through April 22, 2022, Mr. Burleson was a Vice President and General Manager of Fever Tree, USA. Mr. Burleson also served as a director of Fever Tree USA.

Mr. Burleson will receive a salary of $300,000 and will be eligible for an annual performance bonus based on a target of 35% of his annual salary (to be determined by the company in its sole discretion). As an inducement to accept the position, Mr. Burleson will receive a vested RSA grant of approximately 18,160 shares of common stock of Reed’s valued at $75,000 pursuant to the Reed’s, Inc. 2020 Equity Incentive Compensation Plan, as amended December 30, 2021. Mr. Burleson will not participate in the company’s health insurance benefits. He will however be eligible to receive 4 weeks of paid vacation and may participate in the company’s incentive stock option program. He will also be eligible to receive an $800 car allowance and $150 allowance towards cell phone and internet costs.

There are no arrangements or understandings between Mr. Burleson and any other person pursuant to which Mr. Burleson was selected as an officer of Reed’s. There are no family relationships between any director, executive officer, or Mr. Burleson. There are no transactions, since the beginning of Reed’s last fiscal year, or any currently proposed transaction, in which Reed’s was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Reed’s total assets at year-end for the last two completed fiscal years, and in which Mr. Burleson had or will have a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Reed’s Inc. dated February 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 6, 2023	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer